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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                                   EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87874) pertaining to the Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan), of our report dated June 27, 2003, with respect to the financial statements of the Plan as of December 31, 2002 and for the year ended December 31, 2002 included in the Plan's Annual Report on the Form 11-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




/s/ Grant Thornton LLP


Cincinnati, Ohio
June 27, 2003




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